                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                           MEDICAL ALLIANCE, INC.
             --------------------------------------------------
              (Name of Registrant as Specified In Its Charter)



             --------------------------------------------------
           (Name of Person(s) Filing Proxy Statement if other than
                                 Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total Fee Paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                             MEDICAL ALLIANCE, INC.
                               2445 GATEWAY DRIVE
                                   SUITE 150
                                IRVING, TX 75063

                                 April 13, 1997

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Medical Alliance, Inc., a Texas corporation ("Medical Alliance"), to be held at 9:00 a.m., local time, on May 14, 1997, at the Harvey Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas 75063. The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of two directors of Medical Alliance. We have enclosed a copy of Medical Alliance's Annual Report for the fiscal year ended December 31, 1996.

         Directors and officers of Medical Alliance will be present to help host the Meeting and to respond to any questions that our shareholders may have. I hope that you will be able to attend.

         Medical Alliance's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interest of Medical Alliance and its shareholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the attached material carefully and to return the enclosed Proxy promptly. Whether or not you plan to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

         On behalf of your Board of Directors, thank you for your support.


                                        Sincerely,



                                        /s/ PAUL R. HERCHMAN
                                        Paul R. Herchman
                                        Chairman of the Board,
                                        Chief Executive Officer and President

                             MEDICAL ALLIANCE, INC.
                               2445 GATEWAY DRIVE
                                   SUITE 150
                                IRVING, TX 75063


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1997


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Medical Alliance, Inc. (the "Company") will be held at 9:00 a.m., local time, on May 14, 1997, at the Harvey Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas 75063, for the following purposes:

                 (1) The election of two members of the Board of Directors, which currently consists of seven directors, and will consist of seven directors on the date of the Meeting, for the term of office stated in the Proxy Statement.

                 (2) The ratification of the selection of Coopers & Lybrand, L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1997.

                 (3) Such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on March 21, 1997, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open for examination by any shareholder during ordinary business hours at the offices of Medical Alliance, Inc. at 2445 Gateway Drive, Suite 150, Irving, Texas 75063.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                        By Order Of The Board Of Directors,


                                        /s/ MARK NOVY
                                        Mark Novy
                                        Secretary
Irving, Texas
April 13, 1997

                             MEDICAL ALLIANCE, INC.
                               2445 GATEWAY DRIVE
                                   SUITE 150
                                IRVING, TX 75063

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1997


         This Proxy Statement is being first mailed on or about April 13, 1997, to shareholders of Medical Alliance, Inc., a Texas corporation (the "Company"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 9:00 a.m., local time, on May 14, 1997, at the Harvey Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas 75063, or at such other time and place to which the Meeting may be adjourned (the "Meeting Date").

         The purpose of the Meeting is to consider and act upon (i) the election of two directors for terms expiring in 2000, (ii) the ratification of the selection of Coopers & Lybrand, L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1997 and (iii) such other matters as may properly come before the Meeting or any adjournments thereof.

         All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under " Proposal I - Election of Directors" as nominees for election as directors of the Company for the term described therein, (ii) FOR the ratification of the selection of Coopers & Lybrand, L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1997 and (iii) at the discretion of the Proxy holders, with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

         Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to ChaseMellon Shareholder Services, L.L.C., 2323 Bryan Street, Suite 2300, Dallas, Texas 75201,
Attention: Stacy Peck, by May 7, 1997. If notice of revocation is not received by such date, a shareholder may nevertheless revoke a Proxy if such shareholder attends the Meeting and desires to vote in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a Proxy issued in your name.

                       RECORD DATE AND VOTING SECURITIES

         The record date for determining the shareholders entitled to vote at the Meeting is the close of business on March 21, 1997, (the "Record Date"), at which time the Company had issued and outstanding 5,992,995 shares of common
stock, par value $.002 per share (the "Common Stock").   Common Stock is the
only class of outstanding voting securities of the Company.

                               QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name.

         In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. Votes that are withheld and broker non-votes will not be counted in the election of directors, but will be counted toward a quorum.

         Approval of the proposal to ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent auditors requires the affirmative vote of a majority of the shares present or represented at the Meeting and entitled to vote thereon. Abstentions on the proposal may be specified and will have the same effect as a vote against the proposal.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company (the "Board") is divided into three classes and presently consists of seven directors. On the date of the Annual Meeting of Shareholders, the size of the Board will be seven directors, with two classes consisting of two directors and one class consisting of three directors, with the term of one class expiring each year and with the directors of each class, upon election, holding a three year term. Each director shall serve until the Annual Meeting of Shareholders in the year in which his term expires or until his successor is elected and shall have qualified.

         Two directors, Leon Pritzker and Morris G. Moreland, are in the class whose term of office expires in 1997. The Board has nominated Messrs. Pritzker and Moreland for re-election as directors at the Meeting, each to serve for a three-year term expiring at the Company's Annual Meeting of Shareholders in 2000 or until his successor is elected and shall have qualified.

         Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than two nominees. The following sets forth information as of April 2,1997, as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experience during the last five years, membership on committees of the Board and directorships in other publicly-held companies.


                   NAME                    AGE         POSITION                     YEAR CURRENT TERM
                   ----                    ---         --------                     -----------------
                                                                                         EXPIRES
                                                                                         -------
 Nominees for a three-year
 term ending in 2000:
 --------------------
 Morris G. Moreland (1)(2)(3)  . . . .      65         Director                            1997

 Leon Pritzker . . . . . . . . . . . .      74         Director                            1997

 Continuing Directors
 --------------------
 Paul R. Herchman (1)  . . . . . . . .      40         Chairman of the Board,              1999
                                                       Chief Executive Officer
                                                       and President

 David A. Kallenberger, M.D. . . . . .      47         Medical Director and                1999
                                                       Director
 Leo Lopez . . . . . . . . . . . . . .      53         Director                            1999

 Thomas A. Montgomery(2) . . . . . . .      40         Director                            1998

 Jim Silcock (1)(2)(3) . . . . . . . .      46         Director                            1998

__________________

(1)       Member of the Compensation Committee
(2)       Member of the Audit Committee
(3)       Member of the Incentive Plan Committee

BOARD OF DIRECTORS

   MORRIS G. MORELAND, a director of the Company since 1991 and a member of the Audit, Compensation, and Incentive Plan Committees, has served as Vice President and Chief Financial Officer of Satana Corporation ("Satana"), an investment company. Mr. Moreland is a Certified Public Accountant and received a Bachelor of Business Administration degree from West Texas A & M University.

   LEON PRITZKER, a director of the Company since 1989, has been self-employed as a management consultant since 1990. From 1985 to 1990, Mr. Pritzker served as the Executive Vice President of Campbell Taggart, Inc. From 1967 to 1984, Mr. Pritzker served in various capacities with Anheuser-Busch Companies, Inc., most recently as Director, Management Systems Group. Mr. Pritzker is a fellow of the American Statistical Association. Mr. Pritzker received a Bachelor of Science degree from College of the City of New York and a Master of Arts degree from the University of Pennsylvania.

   PAUL R. HERCHMAN is a co-founder of the Company and has served as Chairman of the Board, Chief Executive Officer and President since its inception in 1989. In addition, Mr. Herchman is a member of the Compensation Committee. From 1986 to 1989, Mr. Herchman was a sales representative for Sun Medical, Inc., a distributor of medical equipment. Prior thereto, Mr. Herchman served in sales positions with Chesebrough-Ponds USA Co. in its Hospital Products Division, from 1984 to 1986, and with Johnson & Johnson in its Ortho Pharmaceutical Division, from 1982 to 1984. Mr. Herchman received a Bachelor of Science degree from Texas Tech University.

   DAVID A. KALLENBERGER, M.D. is a co-founder of the Company and has served as a director and as the Medical Director since its inception in 1989. Dr. Kallenberger is a practicing physician specializing in obstetrics and gynecology and has been practicing at Integris Baptist Medical Center in Oklahoma City, Oklahoma since 1981. Dr. Kallenberger serves as a Clinical Professor in the Department of Obstetrics/Gynecology at the University of the Oklahoma Health Science Center and as the Program Director of the Henry G. Bennett Fertility Institute at Integris Baptist Medical Center. Dr. Kallenberger received his Medical Doctorate degree from The University of Oklahoma.

   LEO LOPEZ, a director of the Company since 1994, has served as the President and Chief Executive Officer of Eligibility Services, Inc., a company that provides business management and information management services to the health care industry, since 1989. Prior thereto, Mr. Lopez served as Vice President of Donaldson, Lufkin & Jenrette Securities Corporation from 1988 to 1990 in the Public Finance Group in Dallas, Texas and from 1986 to 1988 in the Healthcare Finance Group in New York, New York. Mr. Lopez received a Bachelor of Science Degree in Business Administration from Washington University and a Masters of Health Administration degree from the Washington University School of Medicine.

   THOMAS A. MONTGOMERY is a co-founder of the Company and has served as a director of the Company since 1989. In addition, Mr. Montgomery is a member of the Audit Committee. Mr. Montgomery is a partner of Montgomery, Jessup & Co., L.L.P., an accounting firm. From December 1982 to December 1990, Mr. Montgomery served in various capacities with Arthur Andersen & Co., and as the Senior Tax Manager of the Enterprise Group since 1985. Mr. Montgomery received a Bachelor of Business Administration degree from Texas Tech University and a Master of Science degree from Texas Tech University.

   JIM SILCOCK, a director of the Company since February 1996 and a member of the Audit, Compensation and Incentive Plan Committees, has served as a general partner of Mapleleaf Capital Ltd., and as a general partner of Sunwestern Associates III, a general partner of Sunwestern Investment Fund III, a venture capital fund, since 1988 and as a general partner of T.V.P. Associates Limited, the general partner of Texas Venture Partners, a venture capital fund, since 1984. Mr. Silcock received a Bachelor of Arts from Dartmouth College and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval of the Board. It also holds special meetings when an important matter requires action by the Board between scheduled meetings. The Board met five times and
acted by unanimous written consent fourteen times during 1996.   During 1996,
each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

   The Board has three standing committees: the Audit Committee, the Compensation Committee and the Incentive Plan Committee. The functions of these committees, their current members, and the number of meetings held during the fiscal year ending December 31, 1996, are described below.

   Audit Committee. The Audit Committee makes recommendations to the Board regarding the appointment of independent auditors, reviews the plan and scope of any audit to the Company's financial statements and reviews the Company's significant accounting policies and related matters. The Audit Committee is comprised of Messrs. Moreland, Silcock and Montgomery. The Audit Committee did not meet in 1996.

   Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers. Prior to the formation of the Incentive Plan Committee in 1997, the Compensation Committee was responsible for the administration of the Company's 1994 Amended and Restated Long Term Incentive Plan (the "Incentive Plan"). The Compensation Committee is comprised of Messrs. Moreland, Herchman and Silcock. The Compensation Committee did not meet in 1996 and acted by unanimous written consent one time during 1996.

   Incentive Plan Committee. The Incentive Plan Committee was established in 1997 and administers the Incentive Plan. The Incentive Plan Committee is comprised of Messrs. Silcock and Moreland.

   The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole.

                  PROPOSAL II - INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected Coopers & Lybrand, L.L.P. as independent certified public accountants to examine the Company's accounts for the fiscal year ending December 31, 1997 and proposes that the Company's shareholders ratify this selection. It is expected that representatives of Coopers & Lybrand, L.L.P. will be present at the Meeting, will be available to respond to appropriate questions of shareholders and will have an opportunity to make a statement if they desire.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

   The following table sets forth information with respect to beneficial ownership of Common Stock as of April 12, 1997, by (i) all persons known to the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each director of the Company, (iii) the chief executive officer and each of the Company's other most highly compensated executive officers whose total annual compensation for 1996 based on salary and bonus earned during 1996 exceeded $100,000 (the "Named Executive Officers") and (iv) all the Company directors and executive officers as a group. This table does not include shares of Common Stock that may be purchased pursuant to options not exercisable within 60 days of April 12, 1997. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.



                                               Number of Shares                   Percentage of Shares
        Name of Beneficial Owner            Beneficially Owned (1)               Beneficially Owned (1)
        ------------------------            ----------------------               ----------------------
 NAMED EXECUTIVE OFFICERS

 Paul R. Herchman (2)                                   503,827                         8.4%

 Kevin D. O'Brien (3)                                   104,119                         1.7%

 Michael G. Wallace (4)                                  35,862                            *

 DIRECTORS

 David A. Kallenberger, M.D (5). . . .                  194,003                         3.2

 Leo Lopez (6) . . . . . . . . . . . .                    3,561                            *

 Thomas A. Montgomery (7)  . . . . . .                  213,125                          3.5

 Morris G. Moreland (8)  . . . . . . .                  585,957                          9.7

 Leon Pritzker (9) . . . . . . . . . .                   82,454                          1.3

 Jim Silcock (10)  . . . . . . . . . .                  951,193                         15.8

 All executive officers and directors
 as a group (9
 persons)(11)  . . . . . . . . . . . .                2,675,149                         44.6

 OTHER 5% SHAREHOLDERS

 Mapleleaf Capital, Ltd (12).  . . . .                  740,330                         12.4

 Satana Corporation (13) . . . . . . .                  494,645                          8.3

__________________________


(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days are deemed to be outstanding and to be beneficially owned by the person or entity holding such options.

(2) Includes 20,732 shares underlying currently exercisable options to purchase Common Stock and 15,610 share underlying currently exercisable warrants to purchase Common Stock. The business address of Mr. Herchman is 2445 Gateway Drive, Suite 150, Irving, Texas 75063.

(3) Includes 87,416 shares underlying currently exercisable options to purchase Common Stock.

(4) Includes 17,172 shares underlying currently exercisable options to purchase Common Stock.

(5) Includes 26,976 shares underlying currently exercisable options to purchase Common Stock. The business address of Dr. Kallenberger is 3433 N.W. 56th Street, Suite 310, Oklahoma City, Oklahoma 73112.

(6) Includes 3,561 shares underlying currently exercisable options to purchase Common Stock.

(7) Includes 25,415 shares underlying currently exercisable options to purchase Common Stock, 7,805 shares of Common Stock held by Mr. Montgomery's spouse's profit sharing plan and 15,610 shares of Common Stock held by MJC's profit sharing plan, of which Mr. Montgomery is a partner. As a partner of MJC, Mr. Montgomery may be deemed to be the indirect owner of the shares beneficially owned by MJC by virtue of his authority to make investment decisions regarding the voting and disposition of such shares. The business address of Mr. Montgomery is 5220 Spring Valley, Suite 600, Dallas, Texas 75240.

(8) Includes the shares of Common Stock beneficially owned by Satana, of which Mr. Moreland is an executive officer. As an executive officer of Satana, Mr. Moreland may be deemed to be the indirect beneficial owner of the shares beneficially owned by Satana by virtue of his authority to make investment decisions regarding the voting and disposition of the such shares. Mr. Moreland disclaims beneficial ownership of the shares beneficially owned by Satana. The business address of Mr. Moreland in National Plaza 2, Suite 102, Amarillo, Texas 79101.

(9) Consists of 3,561 shares underlying currently exercisable options to purchase Common Stock.

(10) Includes the shares beneficially owned by Mapleleaf Capital, Ltd., 109,649 shares beneficially owned by

       Sunwestern Cayman 1988 partners, and 101,214 shares beneficially owned by Sunwestern Investment Fund III, all of which are affiliates of Mr. Silcock. Mr. Silcock may be deemed to be the indirect beneficial owner of shares beneficially owned by such entities by virtue of his authority to make investment decisions regarding the voting and disposition of such shares. Mr. Silcock disclaims beneficial ownership of the shares owned by Mapleleaf Capital, Ltd., Sunwestern Cayman 1988 Partners and Sunwestern Investment Fund III. The business address of Mr. Silcock is 12221 Merit Drive, Suite 935, Dallas, Texas 75251.

(11) Includes the shares referenced in footnotes (2) - (10), and 1,048 additional shares.

(12) Includes 3,561 shares underlying currently exercisable options to purchase Common Stock. The business address of Mapleleaf Capital, Ltd. is 12221 Merit Drive, Suite 935, Dallas, Texas 75251.

(13) Includes 3,561 shares underlying currently exercisable options to purchase Common Stock. The business address of Satana Corporation is National Plaza 2, Suite 102, Amarillo, Texas 79101.

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's two other most highly compensated executive officers, based on salary and bonus earned during 1994, 1995 and 1996.

                                                                                                   LONG-TERM
                                                          ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                                         -----------------------            -----------------------
                                                                                          SECURITIES
    NAME AND                               FISCAL                          OTHER ANNUAL   UNDERLYING      ALL OTHER
 PRINCIPAL POSITION                         YEAR     SALARY ($)  BONUS ($) COMPENSATION   OPTIONS (#)   COMPENSATION
 ------------------                         ----    --------    ---------- ------------   -----------   ------------
                                                                                                           ($)(1)
                                                                                                           -------
 Paul R. Herchman  . . . . . . . . . . . .  1996    145,200       36,000        -            11,708         5,700
   Chairman of the Board, Chief             1995    132,000       77,000        -            48,391         5,700
 Executive Officer and President            1994    120,000       25,000        -            16,391         5,700

 Kevin D. O'Brien  . . . . . . . . . . . .  1996    115,500       30,000        -            11,708          -
   Senior Vice President & Chief            1995    105,000       51,000        -            46,830          -
 Operating Officer                          1994    103,050        8,500        -               781          -

 Michael G. Wallace                         1996     84,000       30,000        -            11,708          -
   Senior Vice President &                  1995     60,000       21,000        -            35,123          -
    Chief Financial Officer                 1994     50,500        4,000        -               781          -

(1) Represents a $350 per month automobile allowance paid to Mr. Herchman, and $1,500 of annual premiums on a life insurance policy, of which Mr. Herchman's spouse is the beneficiary, paid by the Company on Mr. Herchman's behalf.

                             OPTION GRANTS IN 1996

The following table provides information related to options granted to the Named Executive Officers during 1996.


                                                           INDIVIDUAL GRANTS
                                                    --------------------------------
                                                                                         POTENTIAL REALIZED
                                           PERCENT OF                                 VALUE AT ASSUMED ANNUAL
                           NUMBER OF         TOTAL                                      RATES OF STOCK PRICE
                           SECURITIES       OPTIONS                                   APPRECIATION FOR OPTION
                           UNDERLYING      GRANTED TO    EXERCISE                             TERM (1)
                             OPTION        EMPLOYEES    PRICE PER    EXPIRATION        -----------------------
                          GRANTED (#)     IN 1996 (%)     SHARE         DATE             5% ($)        10% ($)
                          -----------     -----------   ($/SH)(2)      ------            ------        -------
                                                        ---------

 Paul R. Herchman  . . .    11,708             5           2.56        9/16/99          123,737        144,505

 Kevin D. O'Brien  . . .    11,708             5           2.56        9/16/99          123,737        144,505

 Michael G. Wallace  . .    11,708             5           2.56        9/16/99          123,737        144,505


(1) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.
(2) The exercise price of each option was equal to the fair market value of the Common Stock on the date of the grant.

                 AGGREGATE OPTION VALUES AT DECEMBER 31, 1996

                                                NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS
                                              OPTIONS/SARS AT FY-END (#)           AT FY-END ($) (1)
                                           ------------------------------     ----------------------------
                 NAME                      EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                 ----                      -----------      -------------     -----------    -------------
 Paul R. Herchman  . . . . . . . . .           18,732             58,538       191,418           523,186

 Kevin D. O'Brien  . . . . . . . . .           87,416             58,538       893,284           523,186

 Michael G. Wallace . . . . . . . .            17,172             46,831       175,477           418,554

(1) These values assume a valuation of $11.50 per share at December 31, 1996. Volume is calculated based on the difference between the option price and $11.50 multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

       It is the policy of the Company that directors who are not employees of the Company ("Independent Directors") receive $500 for each Board meeting attended. All directors of the Company are reimbursed for travel, lodging and other out-of-pocket expenses in connection with their attendance at Board and committee meetings. Under the terms of the Incentive Plan, so long as the Company is a reporting company subject to the terms of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Independent Directors will receive an option to purchase 2,500 shares of Common Stock upon his or her initial election to the Board and an option to purchase 1,500 shares of Common Stock at each annual meeting of the shareholders thereafter while he or she continues to serve as a director of the Company. Such options will be non-qualified stock options, will have an exercise price equal to the fair market value of the Common Stock at the date of grant, will become exercisable one-third on the date of grant and on each of the second and third anniversaries thereof, and will expire ten years from the date of grant. As of April 4, 1997, the current Independent Directors and their affiliated entities have been granted options to purchase a total of 23,366 shares of Common Stock at exercise prices ranging from $1.28 to $2.56 per share pursuant to the Incentive Plan.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

       The Company has entered into an Employment Agreement with Paul Herchman, dated as of January 1, 1994, as amended (the "Herchman Agreement"). The Herchman Agreement may be terminated by the Company upon 12 months prior notice and may be terminated by Mr. Herchman upon three months prior notice. The Herchman Agreement provides that Mr. Herchman receive a base salary of $145,200 per year and is eligible to receive bonuses based upon the Company's financial performance. The Herchman Agreement requires Mr. Herchman to maintain the confidentiality of the Company's proprietary information during his employment and thereafter and prohibits Mr. Herchman from competing with the Company during his employment and for a period of one year thereafter.

       The Company has entered into an Employment Agreement with Kevin O'Brien, dated as of January 1, 1995, as amended (the "O'Brien Agreement"). The O'Brien Agreement provides that Mr. O'Brien will receive a base salary of $115,500 per year and is eligible to receive bonuses based upon the Company's financial performance. The 0'Brien Agreement is terminable by the Company with six months prior notice and may be terminated by Mr. O'Brien upon three months prior notice. The O'Brien Agreement requires Mr. O'Brien to maintain the confidentiality of the Company's proprietary information during his employment and for a period of four years thereafter and prohibits Mr. O'Brien from competing with the Company during his employment and for a period of one year thereafter.

       The Company has entered into an Employment Agreement with Michael G. Wallace, dated as of January 1, 1995, as amended (the "Wallace Agreement").
The Wallace Agreement provides that Mr. Wallace will receive a base salary of $84,000 per year and is eligible to receive bonuses based upon the Company's financial performance. The Wallace Agreement is terminable by the Company with six months prior notice and may be terminated by Mr.

Wallace upon three months prior notice. The Wallace Agreement requires Mr. Wallace to maintain the confidentiality of the Company's proprietary information during his employment and for a period of four years thereafter and prohibits Mr. Wallace from competing with the Company during his employment and for a period of one year thereafter.

       The Company has entered into an Employment Agreement with Rory Deal, dated as of January 27, 1997, (the "Deal Agreement"). The Deal Agreement provides that Mr. Deal will receive a base salary of $100,000 per year and is eligible to receive bonuses based upon the Company's financial performance.
The Deal Agreement is terminable by the Company with 90 days prior notice and may be terminated by Mr. Deal upon 30 days prior notice. The Deal Agreement requires Mr. Deal to maintain the confidentiality of the Company's proprietary information during his employment and for a period of four years thereafter and prohibits Mr. Deal from competing with the Company during his employment and for a period of one year thereafter.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

       The Company is engaged in a unique business niche. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Compensation Committee has been primary responsible for determining executive compensation. All of the Company's executive officers are parties to employment agreements (the "Executives Employment Agreements"), which provide for their base compensation level, as well as annual incentives based on company performance. The Compensation Committee intends that future determination of executive compensation will continue to take into account input from the Company's senior management and, among other things, one or more of the following goals:

       o        Aligning Company, employee and shareholder interests;

       o        Rewarding executives for successful strategic management;

       o        Recognizing outstanding performance;

       o Providing incentives and rewards that will attract and retain highly qualified and productive people;

       o        Motivating employees to high levels of performance; and

       o        Ensuring external competitiveness and internal equity.

       To achieve these goals, the Company's executive compensation policies will continue to integrate annual base compensation with bonuses based upon a variety of factors that may include the Company's operating performance and individual initiatives and performance. In measuring the Company's operating performance, the Compensation Committee may consider, among other things, the Company's attainment of gross margin, operating profit and growth targets, limits on corporate general and administrative expenses, net income and earnings per share targets, and debt to capital ratio levels. The Compensation Committee has not applied a formula assigning specific weights to any such factors. Compensation through stock options is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. When granting stock options, the Compensation Committee may consider, among other things, a number of criteria and factors including the recipient's level of cash compensation, years of service with the Company, position with the Company and the number of unexercised options held by the recipient. In order to continue to provide management the long-term incentives afforded by stock options, during 1996 the Compensation Committee approved the grant of options to a number of the Company's officers, directors and employees.

       Chief Executive Officer's Compensation for 1996. The Company's Chief Executive Officer is compensated under the terms of his employment agreement which, since January 1, 1996, provided for an annual base salary of $145,200 and quarterly and annual bonuses are based on certain performance levels of the Company. Prior to January 1, 1996, Mr. Herchman's employment agreement provided for an annual base salary of $132,000 and bonuses based upon certain performance levels of the Company. For 1996, the Company's Chief Executive Officer received bonuses of $36,000.

       Compensation of Executive Officers. Compensation of the Company's executive officers is generally comprised of base salary, quarterly and annual cash bonuses, and long-term incentive compensation in the form of stock options. In determining salaries for the executive officers in 1996, the Board took into account individual experience and performance of its executive officers. In determining stock option grants for the executive officers, the Compensation Committee evaluated a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company and the number of unexercised options held by the recipient.

       This report is submitted by the members of the Compensation Committee:

                             COMPENSATION COMMITTEE

                                  Jim Silcock
                               Morris G. Moreland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During 1996, the Compensation Committee made recommendations to the Board regarding compensation of the Company's executive officers and the Board approved all of such recommendations. The Compensation Committee was comprised of Paul R. Herchman, Jim Silcock and Morris G. Moreland during 1996. Other than Mr. Herchman, no officer, former officer or employee served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee or similar committee or board of directors of any other entity which an executive officer thereof served on the Compensation Committee or Board.

STOCK PERFORMANCE CHART

       The following chart compares the yearly percentage change in the cumulative total shareholder return on the Common Stock from October 11, 1996, the date of the Company's initial public offering, through December 31, 1996, with the cumulative total return on the Nasdaq Stock Market and the S& P Small Cap 600.The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of similar publicly traded companies. The comparison assumes $100 was invested immediately prior to such period in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Dates on the following chart represent the last day of the indicated fiscal year. The Company paid no dividends during such period.


                                    [CHART]



                            --------------------------------
                            10/11/96                12/31/96
------------------------------------------------------------
Medical Alliance              $100                   $104.50
------------------------------------------------------------
S&P Small Cap 600             $100                   $104.30
------------------------------------------------------------
Nasdaq Stock Market           $100                   $103.40
------------------------------------------------------------


       CERTAIN BUSINESS RELATIONSHIPS

       On November 17, 1995, the Company entered into a Preferred Stock Purchase Agreement with various investors, pursuant to which the Company issued an aggregate of 362,500 shares of Series B Convertible Preferred Stock ("Series B Preferred") to such investors at a purchase price of $4.00 per share ($1.45 million in the aggregate). In such offering, Morris G. Moreland and Satana, of which Mr. Moreland is a director, acquired an aggregate of 163,662 shares of Series B Preferred, and Mapleleaf Capital, Ltd., Sunwestern Investment Fund III and Sunwestern Cayman 1988 Partners, affiliated entities of Jim Silcock, acquired an aggregate of 171,067 shares of Series B Preferred. Upon completion of the Company's initial public offering of Common Stock (the "Offering"), all shares of Series B Preferred were converted to Common Stock at an exchange rate of 1.561 for one.

       On November 26, 1991, MJ Capital Corporation ("MJ Corporation") loaned the Company $35,000 (the "MJ Corporation Loan") bearing interest at a rate of 16% per annum. In February 1992, an additional $10,000 was advanced to the Company and on December 31, 1992 the balance, including $8,392 of accrued interest, was consolidated into the MJ Corporation Loan. On May 12, 1993, Montgomery, Jessup and Company L.L.P. ("MJC") loaned the Company $13,000 bearing an interest rate of 16% per annum with an additional loan of $2,500 in May 1993 (the "MJC Loan"). On September 30, 1993, MJ Corporation and MJ Partners became partners of MJ Capital Partners, L.P. ("MJ Partners"). In connection therewith, MJ Corporation contributed the MJ Corporation Loan to MJ Partners and MJC contributed the MJC Loan, together with $8,961 of fees due to MJC for accounting services rendered, to MJ Partners, all of which amounts were consolidated into the MJ Partners Note described below. Mr. Montgomery, a Director of the Company, is the President of MJ Corporation and the general partner of MJC and MJ Partners.

       On September 5, 1991, MJ Partners loaned the Company $95,000 evidenced by a promissory note (the "MJ Partners Note") bearing interest at a rate of 16% per annum. In addition to the consolidation of the MJ Corporation Loan and MJC Loan, during 1991, 1992, 1993 and 1994, MJ Partners loaned the Company additional amounts under the MJ Partners Note of $78,000, $50,000, $190,000 and $57,500, respectively, and rolled an aggregate of $46,148 of accrued interest back into the MJ Partners Note during such period. The MJ Partners Note was paid on June 29, 1995 with proceeds from the NationsBank Loans.

       On July 27, 1995, the Company granted Paul R. Herchman a warrant to purchase up to 15,610 shares of Common Stock at an exercise price of $2.56 per share, which warrant vested upon the date of grant and expires in September 1999. This warrant was granted to Mr. Herchman in consideration for his personal guaranty of the obligations of the Company under its revolving credit facility and term loans with NationsBank of Texas, N.A. a portion of the net proceeds from the Offering were used to repay such indebtedness in full.

       The Company issued the following warrants to certain partners of MJ Partners in connection with additional advances under the MJ Partners Note, all of which warrants expire on March 31, 1997: (i) on August 15, 1993, the Company granted to Columbia General Corporation warrants to purchase up to 23,416 shares of Common Stock exercisable as follows: 11,708 shares immediately, with the remaining 11,708 shares on or after August 16, 1994, in each case at an exercise price of $1.28 per share: (ii) on October 17, 1993, the Company granted to Robert Matthews warrants to purchase up to 2,810 shares of Common Stock exercisable as follows: 1,405 shares immediately, with the remaining 1,405 shares on or after October 18, 1994, in each case at an exercise price of $1.28 per share; (iii) on May 31, 1994, the Company granted Thomas A. Montgomery warrants to purchase up to 4,214 shares of Common Stock exercisable as follows: 2,107 shares immediately, and the remaining 2,107 shares on or after May 31, 1995, in each case at an exercise price of $1.28 per share; (iv) on August 1, 1994, the Company granted to Mr. Montgomery warrants to purchase up to 1,404 shares of Common Stock exercisable as follows: 702 shares immediately, and the remaining 702 shares on or after August 1, 1995, in each case at an exercise price of $1.28 per share, which remaining portion was canceled in connection with the repayment of the MJ Partners Note; (v) on August 15, 1994, the Company granted to Mr. Montgomery warrants to purchase up to 2,810 shares of Common Stock exercisable as follows: 1,405 shares immediately, and the remaining 1,405 shares on or after August 15, 1995, in each case at an exercise price of $1.28 per share, which remaining portion was canceled in connection with the repayment of the MJ Partners Note; and (vi) On August 31, 1994, the Company granted to Shelly Burks warrants to purchase up to 2,342 shares of Common Stock exercisable as follows: 1,171 shares immediately, and the remaining 1,171 shares on or after August 31, 1995, in each case at an exercise price of $1.28 per share, which remaining portion was canceled in connection with the repayment of the MJ Partners Note.

       Mr. Montgomery, a Director of the Company, is the President of MJ Corporation and the general partner of MJC and MJ Partners.

SECTION 16 REQUIREMENTS

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to fiscal year 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that Patrick A. Rivelli, of whom Mapleleaf Capital Ltd. is an affiliate, failed to timely file a Form 4 to reflect the open-market purchase by Mr. Rivelli of 900 shares of Common Stock.

                             SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders, such proposals must be received by the Company, Attention:
Secretary, at the address set forth on the first page of this Proxy Statement, no later than January 13, 1998, in order to be included in the Company's proxy materials and form of proxy relating to that meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                 OTHER BUSINESS

         The Company does not intend to bring any business before the Meeting other than those described herein and at this date the Company has not been informed of any matters that may be presented at the Meeting by others; however, if any other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying Proxy will vote pursuant to such Proxy in accordance with their best judgment on such matters.

                                 MISCELLANEOUS

         All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for their out-of-pocket expenses incurred in connection therewith. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone or mail.

         The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended December 31, 1996, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                        By Order Of The Board Of Directors,



                                        /s/ MARK NOVY
                                        Mark Novy
                                        Secretary

Irving, Texas
April 13, 1997

PROXY

                             MEDICAL ALLIANCE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 1997

The undersigned hereby appoints Paul R. Herchman and Michael G. Wallace, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Medical Alliance, Inc. (the "Company") to be held on Wednesday, May 14, 1997, at the Harvey Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas 75063, at 9:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

The proxy, when properly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) FOR the election of the two nominees for director, (ii) FOR the ratification of the selection of the independent public accountants for the Company and (iii) in the discretion of the proxyholders on any other matters that may properly come before the meeting and any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of and Proxy Statement for, the aforesaid Annual Meeting.

                                               (change of address)

                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------
                                        (if you have written in the above
                                        space, please mark the corresponding
                                        box on the reverse side of this card.)


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR                          PLEASE MARK     [X]
NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT PUBLIC                        YOUR VOTE AS
ACCOUNTANTS FOR THE COMPANY.                                                                        INDICATED IN
                                                                                                    THIS EXAMPLE


1.  Election of Directors of the two nominees listed below (except as indicated to the contrary below):

      FOR all               WITHHOLD AUTHORITY            INSTRUCTION: To withhold authority to vote for any individual nominee,
     nominees         to vote on one or more nominees     check the withhold box and write the nominee's name on the space provided
   listed to the     listed to the right, but vote FOR    opposite his name.
      right.              the remaining nominees.
                                                          LEON PRITZKER
      [  ]                        [  ]                                       -------------------------------------
                                                          MORRIS G. MORELAND
                                                                              ------------------------------------

2.  Ratification of the selection of Coopers & Lybrand LLP.   3.  With discretionary authority as to such other matters as may
    as independent public accountants for the Company for         properly come before the Annual Meeting.
    the fiscal year ending December 31, 1997.

        FOR         AGAINST       ABSTAIN
        [ ]           [ ]           [ ]

                                                                                                 CHANGE  [ ]
                                                                                                   OF
                                                                                                 ADDRESS


SIGNATURE                                             SIGNATURE                                            DATE
         --------------------------------------------          -------------------------------------------     --------------------
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE
